Exhibit 10.3

FINANCIAL COUNSELING PROGRAM

Effective January 1, 2005

The company shall provide financial counseling benefits to its officers, as described in this program.

WHO IS ELIGIBLE

Officers of OfficeMax Incorporated holding the title of Senior Vice President or above are eligible for benefits under this program.  Spouses and dependents are not eligible.

WHAT THE POLICY COVERS

Expenses incurred by eligible executive officers for covered financial counseling services provided by a professional of the officer’s choice will be reimbursed or paid.  Reimbursements and payments will be “grossed up” for taxes.  The amount available under the program, including the tax gross-up amount, is a maximum of $5,000 each calendar year.  Unused amounts up to one year’s allowance ($5,000) may be carried over from year to year.

The program provides reimbursement or payment (up to the $5,000 limit, including tax gross-up) for the following covered services:

•                  Investment planning

•                  Tax preparation

•                  Tax planning & compliance

•                  Estate planning

These services may involve several providers, including accountants, lawyers, and/or investment counselors.

WHAT THE POLICY DOES NOT COVER

Expenses for items in the following list are not covered under the policy:

•                  Services rendered prior to the date an individual became eligible for coverage under this program.

•                  Services rendered for ineligible individuals (e.g., tax preparation charges for a dependent’s tax return).

HOW TO FILE A CLAIM

Invoices for received services should be approved by the officer with his or her signature and sent to the Compensation Manager in Itasca, together with a request to either pay the provider directly (if the officer has not already paid) or reimburse the officer (if the officer has already paid).

PROGRAM ADMINISTRATION

If a dispute or disagreement arises regarding terms of coverage or benefits provided under this policy, the officer must send a written notice of dispute to the Compensation Manager.  The Company has the sole authority to make final determinations regarding any claim for benefits and the interpretation of this program.

TAXABILITY

All benefits paid under this policy are considered taxable income to the officer, are subject to tax withholding requirements, and will be reflected in Form W-2 earnings.

MISCELLANEOUS

The Company reserves the right to change, modify or discontinue the benefits offered under this program at any time.  Eligible officers do not have any ongoing rights to any benefit other than reimbursement/payment for covered expenses incurred before the date of the change, modification or discontinuance.

Neither this program nor any of the Company’s other policies or benefits programs should be considered a contract for purposes of employment or payment of benefits.  Employment with OfficeMax is “at will” and may be terminated at any time, with or without cause, by the associate or the Company.